UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

May 26, 2008

____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	734 7th Avenue S.W. Calgary, AB T2P 3P8 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01 Other Events

On May 26, 2008, the Company reported that, subject to regulatory approvals, it intends to complete a private placement of up to approximately US $7,500,000 in principal amount of units of Kodiak (the “Units”) at a price $2.50 per unit (the “Offering”). Each unit will consist of one common share of Kodiak (a “ Common Share”)and one warrant to purchase a Common Share for two years at US $3.50 per share. Kodiak may pay finder’s fees to certain individuals or firms in connection with the Offering. The Common Shares and warrants issued pursuant to the Offering will be subject to a four month hold period in Canada.

On May 27, 2008, the Company provided an update on its EL 413 Little Chicago project in the Northwest Territories of Canada and reported that, pursuant to the requirements of being a registered company in Canada, the Company filed a material change report on SEDAR in which it described certain aspects of a resource evaluation report prepared by Chapman Petroleum Engineering Ltd.  The report evaluated two prospects of the Company located in the Grandview Hills Area of the Northwest Territories in Canada.  The report covered expected costs for exploration, probability of success and possible values for the prospects.  This report is required for Canadian securities law purposes and is not made available in the United States. The Company advises investors that although certain terms, including “prospective resources” are used in the report, these terms are recognized and required by Canadian securities regulations (under National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities), but the US Securities and Exchange Commission does not recognize these terms. Investors are cautioned not to assume that any part or all of the resources in the category will ever be converted into reserves. In addition, "prospective resources" have a great amount of uncertainty as to their existence, and economic and legal feasibility. It cannot be assumed that any part of a prospective resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of prospective resources may not form the basis of feasibility or pre-feasibility studies, or economic studies except for a "preliminary assessment" as defined under National Instrument 51-101. Under United States rules, investors are cautioned not to assume that part or all of a prospective resource exists, or is economically or legally recoverable.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits.
99.1 Press Release dated May 26, 2008.
99.2 Press Release dated May 27, 2008.
99.3 Form 51-102F3 Material Change Report dated May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: May 27, 2008	By:	/s/ William E. Brimacombe
William E. Brimacombe
Chief Financial Officer